EXHIBIT 4.9

                                  UNIT WARRANT

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT) OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNTIL THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

         GoHealth.MD. Inc., a Delaware corporation, (the "Company") hereby grants to ____________________ (the "Holder") the right, privilege and option to purchase ____ shares of its common stock, $0.001 par value, ("Common Stock") at the purchase price of $2.50 per share (the "Exercise Price"), in the manner and subject to the conditions hereinafter provided (the "Warrant").

         1. Time of Exercise of Warrant. This Warrant may be exercised during the period commencing on the date this Warrant is issued and ending on the earlier of; (i) September 30, 2003, or (ii) the date Warrant is redeemed by the Company pursuant to the terms of Paragraph 7, herein.

         2. Method of Exercise. The Warrant shall be exercised in whole at any time or in part from time to time, by delivery of the Subscription Form attached hereto duly executed along with this Warrant directed to the Company at its principal place of business accompanied by a check payable to the Company in payment of the Exercise Price rounded to the nearest $.01, for the number of whole shares specified, together with appropriate endorsements or transfer documents and a check for payment of any transfer or similar tax, if required. Upon clearance of the checks, the Company shall make prompt delivery of a certificate evidencing the number of whole shares to which the Holder may be entitled, and pay to the Holder cash in an amount equal to the fair value (determined in such reasonable manner as the Board of Directors of the Company shall determine) of any fractional share; provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. In case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

         3. Rights as Stockholder. The Holder shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to this Warrant prior to his exercise of the Warrant.

         4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price shall be subject to adjustment from time to time, as provided in Schedule A attached hereto.

         5.  Investment Representation.



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                  (a) Holder  represents and warrants to the Company that Holder is acquiring this Warrant and the Shares issuable upon exercise of the Warrant ("Warrant Shares") for Holder's own account for the purpose of investment and not with a view toward resale or other distribution thereof in violation of the
Securities   Act  of  1933.   Holder   acknowledges   that  the  effect  of  the
representations and warranties is that the economic risk of the investment in the Warrant and Warrant Shares must be borne by the Holder for an indefinite period of time. This representation and warranty shall be deemed to be a continuing representation and warranty and shall be in full force and effect upon such exercise of the Warrant granted hereby.

                  (b) In order to enable the Company to comply with the Securities Act of 1933 (the "Securities Act") and relevant state law, the Company may require the Holder as a condition of the exercising of the Warrant granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Warrant are being acquired for its own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act which shall become effective and be current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act. If the shares of Common Stock purchased pursuant to the exercise of this Warrant are not subject to an effective registration statement under the Securities Act, the certificate(s) evidencing shares of Common stock purchased upon exercise of this Warrant shall bear the following restrictive legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE
STATE SECURITIES LAW, OR UNTIL THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

         6. Exercisability. The Warrant shall be exercisable only by Holder during his lifetime or by his assigns, heirs, executors or administrators, as the case may be. Any assignment hereof shall be in compliance with applicable securities laws.

         7. Redemption of Warrant. If the Company completes an initial public offering ("IPO") of its Common Stock, then beginning twelve (12) months after the IPO, the Company may call the Warrant for redemption at $.01 for every share of Common Stock purchasable upon exercise hereof at the time of such redemption; provided, that at any time prior to expiration upon not less than thirty (30) days prior written notice if the closing bid quotation of the Common Stock exceeds 150% of the price per share of Common Stock as set forth in the IPO for each of the 10 consecutive trading days during a period ending on the third day prior to the date on which notice of redemption is given. On and after the date of redemption the Holder shall have only the right to receive $.01 per share of Common Stock purchasable upon exercise hereof at the time of such redemption.

         8. Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen, or destroyed, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute, and deliver to the Holder a new Warrant of like date, tenor and denomination.

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         9.  Governing Law. This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Delaware.

         10. Issuance of Shares. The Company covenants and agrees that all shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be duly paid and non- assessable and shall be free from all taxes, liens and charges with respect to the purchase thereof hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed on the 1st day of October, 1999.

                                                  GoHealth.MD, Inc.

                                                  /s/ Leonard F. Vernon
                                                  ---------------------------
                                                  Leonard F. Vernon, President


                  (Seal)

ATTEST

/s/ William D. Hanna

-------------------------------
Secretary or Assistant Secretary

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                                   SCHEDULE A

Adjustment of Purchase Price and Number of Shares

         1. Adjustment. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a)  Reclassification,  Consolidation  or Merger.  At any time while this Warrant remains outstanding and unexpired, in case of (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), or (iii) any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall without payment of any additional consideration therefor, execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant (upon terms not less favorable to the holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1 of Schedule A. The provisions of this subsection 1(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                  (c) Stock Dividends. If the Company at any time while this Option is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the exercise price in effect immediately prior to such payment or other distribution by a fraction
(a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The provisions of this

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subsection  1(c)  shall not apply  under any of the  circumstances  for which an adjustment is provided in subsection 1(a) or 1(b).

                  (d) Liquidating Dividends, Etc. If the Company at any time while this Warrant is outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), the holder of this Option shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the exercise price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

         2. Notice of Adjustments. Whenever any of the exercise price or the number of shares of Common Stock purchasable under the terms of this Warrant at that exercise price shall be adjusted pursuant to Section 1 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the exercise price and number of shares of Common Stock purchasable at that exercise price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid ) to the registered holder of this Warrant.

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                                                   SUBSCRIPTION

         The undersigned, ______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of ______________ shares of Common Stock of GoHealth. MD, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_____________                                  Signature:_________________

                                                     Address:__________________
                                                               ----------------

ASSIGNMENT

         FOR VALUE RECEIVED ______________ hereby sells, assigns and transfers unto ____ ____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer said Warrant on the books of GoHealth.MD, Inc.


Dated:______________                                 Signature:_________________
                                                     Address:___________________
                                                               -----------------

PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED _____________________ hereby assigns and transfers unto _________________ the right to purchase _________shares of Common Stock of GoHealth.MD, Inc. by the foregoing Warrant, and a proportionate Part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of said Warrant on the books of GoHealth.MD, Inc.

Dated:______________                                 Signature:_________________

                                                     Address:__________________
                                                               -----------------





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